Law Offices of Nubani & Associates

30 N. LaSalle Street
Suite 1210
Chicago, Illinois 60602
Phone 312.845.1006 Fax 312.845.1007

November 1, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Azzad Funds
Azzad Ethical Income Fund
Azzad Ethical Mid Cap Fund

CONSENT OF INDEPENDENT FUNDS' LEGAL COUNSEL

We represent that, based on paragraph (b)(4) under Rule 485 under the Securities Act of 1933, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. Therefore, we hereby consent to the use of our opinion of counsel regarding the Azzad Ethical Income Fund and Azzad Ethical Midcap Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 10 under the Securities Act of 1933 and Post-Effective Amendment No. 14 under the Investment Company Act of 1940 to Azzad Funds' Registration Statement on Form N-1A (File Nos. 333-20177 and 811-08021).

Very Truly Yours,

Zuhair Nubani

Nubani and Associates